EXHIBIT 10.1

AMENDMENT #9 TO
AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amendment #9 to Amended and Restated Agreement for Wholesale Financing (“Amendment”) is entered into on March 31, 2020, by and among ePlus Technology, inc. (“Technology”), ePlus Technology Services, inc. (“Services”) and SLAIT Consulting, LLC (“SLAIT”; and together with Technology and Services, each sometimes referred to as a “Dealer,” and sometimes referred to collectively, jointly and severally, as “Dealer”) and Wells Fargo Commercial Distribution Finance, LLC (“CDF”) and is to that certain Amended and Restated Agreement for Wholesale Financing dated July 23, 2012, by and between Dealer and CDF (as the same has been amended by that certain Amendment #1 to Amended and Restated Agreement for Wholesale Financing dated July 31, 2014, that certain Amendment #2 to Amended and Restated Agreement for Wholesale Financing dated July 24, 2015, that certain Amendment #3 to Amended and Restated Agreement for Wholesale Financing dated October 20, 2015, that certain Amendment #4 to Amended and Restated Agreement for Wholesale Financing dated July 28, 2016, that certain Amendment #5 to Amended and Restated Agreement for Wholesale Financing dated July 27, 2017, that certain Amendment #6 to Amended and Restated Agreement for Wholesale Financing dated February 15, 2018, that certain Amendment #7 to Amended and Restated Agreement for Wholesale Financing dated January 15, 2019, that certain Amendment #8 to Amended and Restated Business Financing Agreement and Amended and Restated Agreement for Wholesale Financing dated December 12, 2019, and that certain Joinder to Amended and Restated Business Financing Agreement and to Amended and Restated Agreement for Wholesale Financing dated January 19, 2019 and as further amended, restated, amended and restated, modified, extended, renewed, substituted, and/or supplemented, the “Agreement”). All terms which are not defined herein shall have the same meaning in this Amendment as in the Agreement.

WHEREAS, CDF and Dealer desire to amend the terms of the Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. Amendments to the Agreement:

a.	Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Credit Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an inventory floorplan credit facility of (i) except during a Temporary Uplift Period, Two Hundred Fifty Million Dollars ($250,000,000.00), (ii) during any Temporary Uplift Period, Three Hundred Twenty Five Million Dollars ($325,000,000.00) and (iii) during any 2020 Uplift Period, Three Hundred Million Dollars ($300,000,000.00); provided, however, that at no time will the sum of (a) the principal amount outstanding under Dealer’s inventory floorplan credit facility with CDF under this Agreement, (b) the Letter of Credit Obligations (as defined in the BFA (as defined below)) and (c) the principal amount outstanding under Dealer’s Accounts Receivable Facility (as defined in the BFA) (the “Aggregate Outstandings”) exceed the Aggregate Facility Limit (as defined below).  CDF’s decision to advance funds will not be binding until the funds are actually advanced.

In addition, subject to the terms of the Amended and Restated Business Financing Agreement between CDF and Dealer dated July 23, 2012, as amended, restated, amended and restated, modified, extended, renewed, substituted, and/or supplemented from time to time (the “BFA”), CDF agrees to provide to Dealer an accounts receivable facility of: (i) between February 14, 2020 through April 14, 2020 Seventy-Five Million Dollars ($75,000,000.00) and (ii) after April 14, 2020, Fifty Million Dollars ($50,000,000.00); provided, however, that at no time will the Aggregate Outstandings exceed the Aggregate Facility Limit. CDF’s decision to advance funds will not be binding until the funds are actually advanced.

If, at any time, the Aggregate Outstandings exceeds the then applicable Aggregate Facility Limit, Dealer will immediately pay to CDF an amount not less than the difference between (i) the Aggregate Outstandings and (ii) the Aggregate Facility Limit.

As used herein, “Aggregate Facility Limit” means (i) except during a Temporary Uplift Period, Two Hundred Fifty Million Dollars ($250,000,000.00), (ii) during any Temporary Uplift Period, Three Hundred Twenty Five Million Dollars ($325,000,000.00) and (iii) during any 2020 Uplift Period, Three Hundred Million Dollars ($300,000,000.00).

As used herein, “Temporary Uplift Period” means the period in any year starting in 2018, beginning on the date of Dealer’s electronic notification to CDF of its election to temporarily increase Dealer’s inventory floorplan credit facility, which such date shall not be earlier than July 1 of such year, and ending on the earlier of (i) the date that is 90 days following the date of such election and (ii) October 31 of such year.

As used herein, “2020 Uplift Period” means the 90 day period ending on May 5, 2020.”

b.	Section 6 of the Agreement is hereby amended by deleting the second to last sentence in such Section and replacing it with the following:

 “Notwithstanding the foregoing subsections (k) and (l), Dealer, from time to time, may make a dividend to ePlus inc. if, after giving effect to such dividend, and as of the date of such dividend, (i) Dealer is not in default under the terms and conditions of this Agreement, (ii) Dealer’s Available Borrowing is not less than Twenty Million Dollars ($20,000,000.00) and (iii) Dealer does not have any outstandings under its Accounts Receivable Facility with CDF (provided that this clause (iii) shall not apply as of March 31, 2020).”

2.
Each Dealer hereby ratifies and confirms the Agreement, as amended hereby, and each Other Agreement (as defined in Amended and Restated Business Financing Agreement between CDF and Dealer dated July 23, 2012, as amended, restated, amended and restated, modified, extended, renewed, substituted, and/or supplemented from time to time) executed by such Dealer in all respects.

3.
Each Dealer hereby unconditionally releases, acquits, waives, and forever discharges CDF and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all liabilities, claims, causes of action or defenses, if any, and for any action taken or failure to take action, existing at any time prior to the execution of this Amendment.

4.	This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.

5.
This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment may be executed by any party to this Amendment by original signature, facsimile and/or electronic signature.

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IN WITNESS WHEREOF, Dealer and CDF have executed this Amendment as of the date first set forth hereinabove.

“DEALER”

EPLUS TECHNOLOGY, INC.

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	CFO

EPLUS TECHNOLOGY SERVICES, INC.

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	CFO

SLAIT CONSULTING, LLC

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	CFO

“CDF”

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC

By:	/s/ Jack Morrone
Print Name:	Jack Morrone
Title:	Duly Authorized Signatory